Exhibit 10.1
ASSIGNMENT AND ASSUMPTION
AND AMENDMENT NO. 4
ASSIGNMENT AND ASSUMPTION AND AMENDMENT NO. 4 (this “Fourth Amendment”), dated as of June 7, 2010, to that certain Credit Agreement, dated as of February 24, 2005, as amended, supplemented and in effect from time to time (the “Credit Agreement”; capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement), among SELECT MEDICAL HOLDINGS CORPORATION (“Holdings”), SELECT MEDICAL CORPORATION (the “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent” and the “Collateral Agent,” respectively), WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and CIBC INC., as Co-Documentation Agents, and the several banks and other financial institutions from time to time party thereto as lenders (the “Lenders”).
W I T N E S S E T H:
WHEREAS, Section 9.04 of the Credit Agreement permits Lenders to assign their rights and obligations under the Credit Agreement;
WHEREAS, certain Revolving Lenders wish to sell and assign their respective Revolving Commitments and Revolving Exposures to new Lenders (together, the “Assignments”);
WHEREAS, Section 9.02 of the Credit Agreement permits the Credit Agreement to be amended from time to time;
WHEREAS, Holdings, the Borrower and a number of Revolving Lenders representing more than 50% of the outstanding Revolving Commitments (calculated after giving effect to the Assignments and prior to giving effect to the amendments set forth in Section Two hereof (together, the “Amendments”)) wish to amend the Credit Agreement in order to establish a new Class of revolving commitments thereunder and to make certain related modifications to the Credit Agreement as more fully set forth herein;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE. Assignment and Assumption.
(a) Each Revolving Lender identified in Schedule I hereto as an assignor (each, an “Assignor” and together, the “Assignors”), severally and not jointly, hereby irrevocably sells and assigns to the entities identified on Schedule I hereto as assignees (each, an “Assignee” and together, the “Assignees”), and each Assignee, severally and not jointly, hereby irrevocably purchases and assumes from the Assignors at par, subject to and in accordance with the Standard Terms and Conditions set forth in Annex I attached hereto (the “Standard Terms”) and the Credit Agreement, as of the Amendment No. 4 Effective Date (a) each Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the respective Assignors under the Revolving Commitments (including any letters of credit or swingline loans included therein) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of each Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations of any Lender sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as such Lender’s “Assigned Interest” and together, the “Assigned Interests”). Such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Section One and in the Standard Terms, without representation or warranty by any Assignor. Additionally, each Assignee hereby agrees that, (a) by becoming an Assignee, it has consented to the Amendments set forth in Section Two hereof and (b) it shall be deemed, upon effectiveness of this Fourth Amendment, to have converted all of its (i) Revolving Commitments to Extended Revolving Commitments and (ii) its outstanding Revolving Loans to Extended Revolving Loans.
SECTION TWO. Amendments.
(a) The following definitions are hereby added to Section 1.01 of the Credit Agreement in alphabetical order:
“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of June 7, 2010, among Holdings, the Borrower, the Loan Parties, the Administrative Agent, the Issuing Bank and certain Lenders.
“Amendment No. 4 Effective Date” means June 7, 2010.
“Amendment No. 4-A” means Amendment No. 4-A to this Agreement, dated as of June 7, 2010, among Holdings, the Borrower, the Loan Parties, the Administrative Agent and certain Lenders.
“Defaulting Lender” means any Extended Revolving Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it has committed to extend credit, (c) failed, within five Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided that any such Extended Revolving Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within five Business Days of the date when due, unless the subject of a good faith dispute or (e)(i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or a parent company thereof by a Government Authority or an instrumentality thereof.
“Extended Revolving Availability Period” means the period from and including the Amendment No. 4 Effective Date to but excluding the earlier of (a) the Extended Revolving Maturity Date and (b) the date of termination of the Extended Revolving Commitments.
“Extended Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Extended Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder on or after the Amendment No. 4 Effective Date, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Extended Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Lenders’ Extended Revolving Commitments on the Amendment No. 4 Effective Date is set forth on Schedule 2.01.
“Extended Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Extended Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Extended Revolving Lender” means a Lender with an Extended Revolving Commitment or, if the Extended Revolving Commitments have terminated or expired, a Lender with Extended Revolving Exposure.
“Extended Revolving Loan” means a Loan made pursuant to clause (c) of Section 2.01.
“Extended Revolving Maturity Date” means August 22, 2013.
“Revolving Commitment Extension Request” means, with respect to each Lender, the agreement, if any, of such Lender to extend the maturity of a Revolving Commitment hereunder on the Amendment No. 4 Effective Date, expressed as an amount representing the maximum principal amount of the Revolving Commitment that will become an Extended Revolving Commitment of such Lender hereunder, as such agreement may be modified to the extent the underlying Revolving Commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Lenders’ Revolving Commitments that have become Extended Revolving Commitments on the Amendment No. 4 Effective Date is set forth on Schedule 2.01.

(b) The following definitions are hereby inserted in Section 1.01 of the Credit Agreement in replacement of the existing corresponding definitions:
“Applicable Percentage” means, with respect to any Revolving Lender or Extended Revolving Lender, the percentage of the aggregate Revolving Commitments or Extended Revolving Commitments represented by such Lender’s Revolving Commitment or Extended Revolving Commitment, as applicable; provided that in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean, with respect to any Extended Revolving Lender, the percentage of the total Extended Revolving Commitments (disregarding any Defaulting Lender’s Extended Revolving Commitment) represented by such Extended Revolving Lender’s Extended Revolving Commitment. If the Revolving Commitments or Extended Revolving Commitments have terminated or expired, the Applicable Percentage of the Revolving Commitment or Extended Revolving Commitment shall be determined based upon the Revolving Commitments or Extended Revolving Commitments, as applicable, most recently in effect, giving effect to any assignments that occur thereafter and to any Extended Revolving Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day with respect to (a) any ABR Loan or Eurodollar Loan that is a Revolving Loan or (b) the commitment fees payable hereunder in respect of the Revolving Commitments, as applicable, the applicable rate per annum set forth below under the caption “Revolving Loan ABR Spread”, “Revolving Loan Eurodollar Spread” or “Commitment Fee Rate”, as applicable, in each case, based upon the Leverage Ratio as of the most recent determination date:

		Revolving
	Revolving	Loan
	Loan ABR	Eurodollar	Commitment
Leverage Ratio	Spread	Spread	Fee Rate
Category 1 > 4.50x	1.50%	2.50%	0.50%

Category 2 > 4.00x and < 4.50x	1.25%	2.25%	0.50%

Category 3 > 3.50x and < 4.00x	1.00%	2.00%	0.375%

Category 4 > 3.00x and < 3.50x	0.75%	1.75%	0.375%

Category 5 < 3.00x	0.50%	1.50%	0.375%
The Applicable Rate for Tranche B Term Loans shall at all times be 2.00% per annum for Eurodollar Loans and 1.00% per annum for ABR Loans. The Applicable Rate for Tranche B-1 Term Loans shall at all times be 3.75% per annum for Eurodollar Loans and 2.75% per annum for ABR Loans.

The Applicable Rate, for any day with respect to (a) any ABR Loan or Eurodollar Loan that is an Extended Revolving Loan or (b) the commitment fees payable hereunder in respect of the Extended Revolving Commitments, as applicable, the applicable rate per annum set forth below under the caption “Extended Revolving Loan ABR Spread”, “Extended Revolving Loan Eurodollar Spread” or “Extended Revolving Loan Commitment Fee Rate”, as applicable, in each case, based upon the Leverage Ratio as of the most recent determination date:

		Extended
	Extended	Revolving	Extended
	Revolving	Loan	Revolving Loan
	Loan ABR	Eurodollar	Commitment
Leverage Ratio	Spread	Spread	Fee Rate
Category 1 > 3.50x	3.00%	4.00%	0.75%

Category 2 > 3.00x and < 3.50x	2.75%	3.75%	0.50%

Category 3 > 2.50x and < 3.00x	2.50%	3.50%	0.50%

Category 5 < 2.50x	2.00%	3.00%	0.375%
For purposes of the foregoing, (a) the Leverage Ratio shall be determined on a Pro Forma Basis as of the end of each fiscal quarter of the Borrower based upon the Borrower’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b), and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio, for purposes of determining the Applicable Rate, shall be deemed to be in Category 1 (i) at any time that an Event of Default has occurred and is continuing or (ii) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.
“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Extended Revolving Loans, Tranche B Term Loans, Tranche B-1 Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, an Extended Revolving Commitment or a Tranche B Commitment.
“Commitment” means a Revolving Commitment, an Extended Revolving Commitment, a Tranche B Commitment, any Commitment in respect of an Incremental Extension of Credit or any combination thereof (as the context requires).
“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing, an Extended Revolving Borrowing, a Tranche B Term Loan Borrowing or a Tranche B-1 Term Loan Borrowing in accordance with Section 2.07, provided that a written Interest Election Request shall be substantially in the form of Exhibit F, or such other form as shall be approved by the Administrative Agent.

“Interest Period” means, with respect to any Eurodollar Borrowing, (x) with respect to Revolving Loans, Extended Revolving Loans and Tranche B Term Loans, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available) and (y) with respect to Tranche B-1 Term Loans, (i) the period commencing on the Amendment No. 3 Effective Date and ending on August 24, 2009 and (ii) from and after August 24, 2009, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), in each case as the Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Extended Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.
“Permitted Acquisitions” means any acquisition by the Borrower or any Subsidiary Loan Party at least 80% of all outstanding Equity Interests (other than directors’ qualifying shares or shares issued to foreign nationals to the extent required by applicable law) in, all or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, a Person if (a) such acquisition was not preceded by, or consummated pursuant to, a hostile offer (including a proxy contest), (b) no Default has occurred and is continuing or would result therefrom, (c) after giving effect to such acquisition, the Borrower and the Subsidiary Loan Party shall have aggregate unused and available Revolving Commitments, Extended Revolving Commitments and unrestricted cash and Permitted Investments of not less than $40,000,000, (d) after giving effect to such acquisition, the aggregate Consolidated Tangible Assets acquired in all Permitted Acquisitions consummated since the Effective Date (excluding acquisitions resulting in a newly formed Domestic Subsidiary or otherwise related to assets substantially located in the United States of America) does not exceed 5% of Consolidated Tangible Assets, (e) such acquisition and all transactions related thereto are consummated in accordance in all material respects with all applicable laws, (f) all actions required to be taken with respect to such acquired or newly formed Subsidiary (if a Domestic Subsidiary) or assets (if held by a Domestic Subsidiary) to cause such Person to become a Loan Party under Sections 5.12 and 5.13 shall have been taken (or shall be taken promptly thereafter), (g) the Borrower and the Subsidiaries are in compliance on a Pro Forma Basis with the Financial Performance Covenants recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, and (h) the Borrower has delivered to the Administrative Agent an officer’s certificate to the effect set forth in clauses (a), (b), (c), (d), (e), (f) and (g) above, together with all relevant financial information for the Person or assets to be acquired.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Extended Revolving Exposures, Tranche B Term Loans, Tranche B-1 Term Loans, Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments representing more than 50% of the aggregate Revolving Exposures, Extended Revolving Exposures, outstanding Tranche B Term Loans, outstanding Tranche B-1 Term Loans, outstanding Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments at such time.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Lenders’ Revolving Commitments on the Amendment No. 4 Effective Date is set forth on Schedule 2.01.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans at such time.
“Supermajority Lenders” means Lenders having Revolving Exposures, Extended Revolving Exposures, Tranche B Term Loans, Tranche B-1 Term Loans, Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments representing more than 75% of the aggregate Revolving Exposures, Extended Revolving Exposures, outstanding Tranche B Term Loans, outstanding Tranche B-1 Term Loans, outstanding Loans in respect of Incremental Extensions of Credit, if any, and unused Commitments at such time.
(c) In the definition of “Excess Cash Flow” in Section 1.01 of the Credit Agreement, the words ”, Extended Revolving Loans” are hereby added to clause (f)(i) after the words “Revolving Loans” and the words “or Extended Revolving Commitments, as applicable” are hereby added to the parenthetical in clause (f)(i) after the words “Revolving Commitments.”
(d) Section 2.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“SECTION 2.01. Commitments and Extension Requests. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Tranche B Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Commitment, (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment and (c) to make Extended Revolving Loans to the Borrower from time to time during the Extended Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Extended Revolving Exposure exceeding such Lender’s Extended Revolving Commitment. Subject to the terms and conditions set forth herein, each Lender agrees to extend the maturity of a Tranche B Term Loan on the Amendment No. 3 Effective Date and thereby convert such Tranche B Term Loans to Tranche B-1 Term Loans in a principal amount not exceeding its Tranche B-1 Extension Request. The Borrower shall designate in the relevant Borrowing Request whether each Borrowing of Tranche B-1 Term Loans will be maintained as a Eurodollar Loan or an ABR Loan and, if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. No amounts shall be payable under Section 2.16 as a result of the conversion of Tranche B Term Loans as required by this Section 2.01. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans and Extended Revolving Loans. Amounts repaid or prepaid in respect of Tranche B Term Loans or Tranche B-1 Term Loans may not be reborrowed.”
(e) Schedule 2.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the schedule set forth on Exhibit A to this Fourth Amendment.
(f) Section 2.02(b) of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:
“Subject to Section 2.14, each Revolving Borrowing, Extended Revolving Borrowing, Tranche B Term Loan Borrowing and Tranche B-1 Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings.”
(g) Section 2.02(c) of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:
“Notwithstanding anything to the contrary herein, (1) an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments, (2) an ABR Extended Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Extended Revolving Commitments and (3) subject to Section 2.04(a), a Swingline Loan may be in an aggregate amount (i) that is equal to the entire unused balance of the aggregate Extended Revolving Commitments or (ii) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).”
(h) Section 2.02(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, the Extended Revolving Maturity Date, the Tranche B Maturity Date or the Tranche B-1 Maturity Date, as applicable.”

(i) Section 2.03 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing, Extended Revolving Borrowing or Tranche B Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR Extended Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(1) whether the requested Borrowing is to be a Revolving Borrowing, Extended Revolving Borrowing or a Tranche B Term Loan Borrowing;
(2) the aggregate amount of such Borrowing;
(3) the date of such Borrowing, which shall be a Business Day;
(4) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(5) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(6) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
Until the Revolving Maturity Date, each requested Revolving Borrowing and Extended Revolving Borrowing (other than any Swingline Loan Borrowing) shall be allocated ratably among the combined amount of outstanding Revolving Commitments and Extended Revolving Commitments, taken as a whole.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.”

(j) Section 2.04 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“SECTION 2.04. Swingline Loans.
(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Extended Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the aggregate Extended Revolving Exposures exceeding the aggregate Extended Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower maintained with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Extended Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Extended Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Extended Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Extended Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Extended Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Extended Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Extended Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Extended Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Extended Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Extended Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.”

(k) Section 2.05 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“SECTION 2.05. Letters of Credit.
(a) General. Upon satisfaction of the conditions specified in Section 4.01 on the Effective Date, each Existing Letter of Credit will, automatically and without any action on the part of any Person, be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents. On and after the Amendment No. 4 Effective Date, each Letter of Credit then outstanding will, automatically and without any action on the part of any Person, be deemed to be a Letter of Credit issued under the Extended Revolving Commitments hereunder for all purposes of this Agreement and the other Loan Documents. In addition, subject to the terms and conditions set forth herein, the Borrower may request the issuance of additional Letters of Credit for its own account (or for the account of any of its subsidiaries so long as the Borrower is a co-applicant), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Extended Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank (except that the Issuing Bank in respect of Existing Letters of Credit shall not issue additional Letters of Credit and shall not be required to renew or extend an Existing Letter of Credit unless agreed by it) and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $50,000,000 and (ii) the aggregate Extended Revolving Exposures shall not exceed the aggregate Extended Revolving Commitments.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Extended Revolving Maturity Date.
(d) Participations. (i) With respect to each Letter of Credit outstanding on the Amendment No. 4 Effective Date and (ii) by the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Extended Revolving Lender, and each Extended Revolving Lender hereby acquires from the Issuing Bank, a participation in any such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under any such Letter of Credit. In consideration and in furtherance of the foregoing, each Extended Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Extended Revolving Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Extended Revolving Lender acknowledges and agrees that its obligation to assume and acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. For the avoidance of doubt, after the Amendment No. 4 Effective Date no Revolving Lender shall be considered to hold a participation pursuant to this paragraph in respect of any Letter of Credit.
(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $2,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request (and, if the Borrower fails to reimburse such LC Disbursement when due, the Borrower shall be deemed to have requested) in accordance with Section 2.03 or 2.04 that such LC Disbursement be financed with an ABR Extended Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Extended Revolving Borrowing or Swingline Loan (and the time for reimbursement of such LC Disbursement shall automatically be extended to the Business Day following such request or deemed request). If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Extended Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Extended Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Extended Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Extended Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Extended Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Extended Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Extended Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Extended Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by an Extended Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Extended Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Extended Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section 2.05.
(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Extended Revolving Loans, provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Extended Revolving Lender pursuant to paragraph (e) of this Section 2.05 to reimburse the Issuing Bank shall be for the account of such Extended Revolving Lender to the extent of such payment.
(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Extended Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash equal to 105% the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (h) or (i) of Section 7.01. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Extended Revolving Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
(k) Additional Issuing Banks. The Borrower may at any time, and from time to time, designate one or more additional Lenders to act as an issuing bank under this Agreement with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender. Any Lender designated as an issuing bank pursuant to this Section 2.05(k) shall be deemed to be and shall have all the rights and obligations of an “Issuing Bank” hereunder.”
(l) Section 2.06(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:
“The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request, provided that ABR Extended Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.”

(m) Section 2.07 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“SECTION 2.07. Interest Elections.
(a) Each Revolving Borrowing, Extended Revolving Borrowing and Tranche B Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.
(b) To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing or Extended Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.
(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

(f) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.”
(n) Section 2.08 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“SECTION 2.08. Termination and Reduction of Commitments.
(a) Unless previously terminated, (i) the Tranche B Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date1, (ii) the Tranche B-1 Extension Requests shall terminate at 5:00 p.m., New York City time, on the Amendment No. 3 Effective Date2, (iii) the Revolving Commitments shall terminate on the Revolving Maturity Date and (iv) the Extended Revolving Commitments shall terminate on the Extended Revolving Maturity Date.
(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $2,000,000, (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments and (iii) the Borrower shall not terminate or reduce the Extended Revolving Commitments if, after giving effect to any concurrent prepayment of the Extended Revolving Loans in accordance with Section 2.11, the aggregate Extended Revolving Exposures would exceed the aggregate Extended Revolving Commitments.
(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable, provided that a notice of termination of the Revolving Commitments or Extended Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.”

[1]	Relates to Tranche B Term Loans incurred on February 24, 2005.

[2]	Relates to Tranche B-1 Term Loans incurred on August 5, 2009.

(o) Section 2.09(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Extended Revolving Loan of such Lender on the Extended Revolving Maturity Date, (iii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tranche B Term Loan of such Lender as provided in Section 2.10, (iv) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tranche B-1 Term Loan of such Lender as provided in Section 2.10, and (v) the then unpaid principal amount of each Swingline Loan on the earlier of the Extended Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that an Extended Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.”
(p) Section 2.11(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section 2.11. Any such prepayment (other than a prepayment of a Revolving Borrowing, Extended Revolving Borrowing or a Swingline Borrowing) made when any Tranche B Term Loan is outstanding shall be applied either (i) on a pro rata basis to Tranche B Term Loan Borrowings and Tranche B-1 Term Loan Borrowings or (ii) entirely to Tranche B Term Loan Borrowings. Until the Revolving Maturity Date, any prepayment of a Revolving Borrowing or Extended Revolving Borrowing shall be allocated ratably among the combined amount of outstanding Revolving Loans and Extended Revolving Loans, taken as a whole; provided, that, in connection with the Borrower’s termination of all outstanding Revolving Commitments, the Borrower may apply such prepayment to Revolving Borrowings only.”
(q) Section 2.11(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(b) In the event and on such occasion that (i) the aggregate Revolving Exposures exceed the aggregate Revolving Commitments, the Borrower shall prepay Revolving Borrowings or (ii) the aggregate Extended Revolving Exposures exceed the aggregate Extended Revolving Commitments, the Borrower shall prepay Extended Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Collateral Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess).”

(r) Section 2.11(f) of the Credit Agreement is hereby amended by deleting the second sentence thereof and replacing it with the following:
“Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments or Extended Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.”
(s) Section 2.12(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the aggregate Revolving Commitments terminate. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Extended Revolving Commitment of such Lender during the period from and including the Amendment No. 4 Effective Date to but excluding the date on which the aggregate Extended Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears in respect of the Revolving Commitments or Extended Revolving Commitments, as applicable, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments or Extended Revolving Commitments terminate, as applicable. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans. For purposes of computing commitment fees with respect to Extended Revolving Commitments, an Extended Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Extended Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).”
(t) Section 2.12(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Extended Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Extended Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Amendment No. 4 Effective Date to but excluding the later of the date on which such Lender’s Extended Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and

(ii) to the Issuing Bank a fronting fee, which shall accrue at a rate equal to 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Extended Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which the Extended Revolving Commitments terminate and any such fees accruing after the date on which the Extended Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).”
(u) Section 2.13(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans and Extended Revolving Loans, upon termination of the Revolving Commitments and Extended Revolving Commitments, respectively, provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or ABR Extended Revolving Loan prior to the end of the Revolving Availability Period or Extended Revolving Availability Period, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.”
(v) Section 2.16 of the Credit Agreement is hereby modified (x) by deleting the word “or” immediately before the words “Tranche B-1 Term Loan” and replacing it with a comma and (y) by adding the words “or Extended Revolving Loan” to clause (c) thereof after the words “Tranche B-1 Term Loan.”
(w) Section 2.18(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Extended Revolving Loans, Tranche B Term Loans, Tranche B-1 Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Extended Revolving Loans, Tranche B Term Loans, Tranche B-1 Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Extended Revolving Loans, Tranche B Term Loans, Tranche B-1 Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Extended Revolving Loans, Tranche B Term Loans, Tranche B-1 Term Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.”
(x) Section 2.18(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(e) If any Tranche B Lender, Tranche B-1 Lender or Revolving Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(a), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. If any Extended Revolving Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(a), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Extended Revolving Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Extended Revolving Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Extended Revolving Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.”
(y) Section 2.19(b) is hereby modified by adding the word “Extended” before the words “Revolving Commitment” in the parenthetical in clause (i) of the proviso in the first sentence thereof.

(z) The following Section 2.21 is hereby added to the Credit Agreement:
“SECTION 2.21 Defaulting Lenders.
Notwithstanding any provision of this Agreement to the contrary, if any Extended Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Extended Revolving Lender is a Defaulting Lender:
(a) fees shall cease to accrue on the unfunded portion of the Extended Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b) [reserved];
(c) if any Swingline Exposure or LC Exposure exists at the time an Extended Revolving Lender becomes a Defaulting Lender then:
(i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-defaulting Extended Revolving Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-defaulting Extended Revolving Lenders’ Extended Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-defaulting Lenders’ Extended Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time; and
(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;
(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.21(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv) if the LC Exposure of the non-defaulting Extended Revolving Lenders is reallocated pursuant to Section 2.21(c), then the fees payable to the Extended Revolving Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be correspondingly adjusted for the benefit of such non-defaulting Extended Revolving Lenders in accordance with their Applicable Percentages; or
(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.21(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Extended Revolving Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Extended Revolving Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and

(d) so long as any Extended Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by Extended Revolving Commitments of the non-defaulting Extended Revolving Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(c), and participating interests in any such newly-issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-defaulting Extended Revolving Lenders in a manner consistent with Section 2.21(c)(i) (and Defaulting Lenders shall not participate therein).
In the event that the Administrative Agent, the Borrower, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Extended Revolving Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Extended Revolving Lenders shall be readjusted to reflect the inclusion of such Extended Revolving Lender’s Extended Revolving Commitment and on such date such Extended Revolving Lender shall purchase at par such of the Loans of the other Extended Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Extended Revolving Lender to hold such Loans in accordance with its Applicable Percentage.”
(aa) Section 5.11 of the Credit Agreement is hereby amended by deleting the second sentence thereof and replacing it with the following:
“The proceeds of the Revolving Loans (except as described above), Extended Revolving Loans, Swingline Loans and Letters of Credit will be used only for working capital and other general corporate purposes.”
(bb) New Section 6.16 is hereby added to the Credit Agreement as follows:
“SECTION 6.16. Effect of Amendment No. 4 on Mortgages. On or prior to the date that is 60 days after the Amendment No. 4 Effective Date (or such later date as shall be acceptable to the Collateral Agent in its reasonable discretion), the Borrower shall deliver to the Collateral Agent confirmation in form and substance reasonably acceptable to the Collateral Agent from local counsel in each jurisdiction in which any Mortgaged Property is located that no documents, instruments or other actions are required under applicable law for the continued validity, perfection and priority of the Liens granted to the Collateral Agent under the Mortgages encumbering such Mortgaged Property for the benefit of the Collateral Agent, as amended pursuant to Amendment No. 4 (or deliver such other documentation in form and substance reasonably acceptable to the Collateral Agent as shall confirm such continued validity, perfection and priority).”
(cc) New Section 9.02C is hereby added to the Credit Agreement as follows:
“(a) Any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Extended Revolving Lenders, Tranche B Lenders or Tranche B-1 Lenders), the Extended Revolving Lenders (but not the Revolving Lenders, Tranche B Lenders or Tranche B-1 Lenders) or the Tranche B Lenders or Tranche B-1 Lenders (but not the Revolving Lenders or Extended Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under Section 9.02(b) if such Class of

Lenders were the only Class of Lenders hereunder at the time. In connection with any Proposed Change requiring the consent of all affected Lenders, if the consent of the Supermajority Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (viii) of Section 9.02(b), the consent of not less than 75% in interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained, then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request, any assignee that is acceptable to the Administrative Agent shall have the right, with the Administrative Agent’s consent, to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Borrower’s request, sell and assign to such assignee, at no expense to such Non-Consenting Lender, all the Extended Revolving Commitments and Extended Revolving Loans of such Non-Consenting Lender for an amount equal to the principal balance of all Extended Revolving Loans held by such Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale (including amounts under Sections 2.15, 2.16 and 2.17), such purchase and sale to be consummated pursuant to an executed Assignment and Assumption in accordance with Section 9.04(b) (which Assignment and Assumption need not be signed by such Non-Consenting Lender).
(dd) Section 9.03(c) of the Credit Agreement is hereby modified by adding the words “, Extended Revolving Exposures” after the words “Revolving Exposures.”
(ee) Section 9.04(b)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(1) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other assignee;
(2) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Tranche B Term Loan or Tranche B-1 Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and
(3) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Revolving Loan, Revolving Commitment, Tranche B Term Loan or Tranche B-1 Term Loan.”
SECTION THREE. Conditions to Effectiveness. This Fourth Amendment shall become effective as of the date (the “Amendment Effective Date”) when, and only when,
(a) the Administrative Agent shall have received counterparts of this Fourth Amendment executed by Holdings, the Borrower, each other Loan Party, each Assignor, each Assignee, each Extended Revolving Lender and a number of Revolving Lenders representing more than 50% of the outstanding Revolving Commitments (calculated immediately after giving effect to the Assignments and immediately prior to giving effect to the Amendments),

(b) the Administrative Agent shall have received from the Borrower all participation fees accrued and unpaid as of the Amendment Effective Date with respect to the Revolving Lenders’ aggregate participations in Letters of Credit for the ratable account of the Revolving Lenders,
(c) the Borrower shall have paid to the Administrative Agent for the account of each Extended Revolving Lender an upfront fee equal to 1.50% of the sum of such Extended Revolving Lender’s Extended Revolving Commitment as of the Amendment Effective Date;
(d) (i) all promissory notes evidencing Revolving Loans that are being converted to Extended Revolving Loans shall have been surrendered to the Administrative Agent and cancelled (or arrangements therefor satisfactory to the Administrative Agent shall have been made) and (ii) each Revolving Lender and Extended Revolving Lender shall have received a promissory note evidencing the aggregate amount of Revolving Loans or Extended Revolving Loans of the Borrower to such Lender, if requested a reasonable amount of time prior to the Amendment Effective Date,
(e) (i) the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and (ii) the Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.07 including, without limitation, flood insurance policies (to the extent required in order to comply with applicable law) and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent;
(f) the Administrative Agent shall have received, to the extent invoiced, payment of all fees in amounts separately agreed between the Borrower and the Administrative Agent, then due and payable, and reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document,
(g) the Administrative Agent shall have received copies of the resolutions of the board of directors (or authorized committee thereof) of (x) Holdings, (y) the Borrower and (z) each Subsidiary Loan Party approving and authorizing the execution, delivery and performance of this Fourth Amendment, certified as of the Amendment Effective Date by the corporate secretary or an assistant secretary thereof as being in full force and effect without modification or amendment, and
(h) the Administrative Agent shall have received a legal opinion dated the Amendment Effective Date from Dechert LLP addressed to each Agent and each Lender with respect to the effectiveness of this Fourth Amendment and its non-contravention with the Credit Agreement and such other matters as the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

The effectiveness of this Fourth Amendment (other than Sections Six, Seven and Eight hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Four hereof. The effectiveness of the Amendments is conditioned upon the occurrence of the Assignments.
SECTION FOUR. Representations and Warranties. In order to induce the Lenders, the Administrative Agent and the Issuing Bank to enter into this Fourth Amendment, the Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Issuing Bank that, after giving effect to this Fourth Amendment, and both before and after giving effect to the transactions contemplated by this Fourth Amendment:
(a) no Default or Event of Default has occurred and is continuing;
(b) the entry into this Fourth Amendment by (x) Holdings, (y) the Borrower and (z) each Subsidiary Loan Party has been duly authorized by all necessary corporate or other action of each such entity; and
(c) each of the representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
SECTION FIVE. Administrative Provisions; Reference to and Effect on the Loan Documents.
(a) Each Lender with outstanding Revolving Commitments immediately following the effectiveness of the Assignments and immediately prior to the effectiveness of the Amendments may provide a Revolving Commitment Extension Request (which may not exceed the amount of such Lender’s outstanding Revolving Commitments immediately following the effectiveness of the Assignments and immediately prior to the effectiveness of the Amendments) by providing the Administrative Agent with a notice in form and substance satisfactory to the Administrative Agent on or before 5:00 p.m., New York time, on June 7, 2010 (or such later date as may be determined by the Administrative Agent in its sole discretion).
(b) On or prior to the Amendment Effective Date, the Administrative Agent will prepare, and provide the Lenders via Intralinks, a revised Schedule 2.01 to the Credit Agreement that sets forth the aggregate amount of the Lenders’ Revolving Commitments and Extended Revolving Commitments and the aggregate principal amount of Tranche B Term Loans and Tranche B-1 Term Loans outstanding immediately after giving effect to this Fourth Amendment. The Borrower and the Lenders party hereto hereby authorize and direct the Administrative Agent to prepare a revised Schedule 2.01 to the Credit Agreement in accordance with the requirements hereof and, on the Amendment Effective Date, such revised Schedule 2.01 to the Credit Agreement will supersede existing Schedule 2.01 to the Credit Agreement.

(c) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Fourth Amendment. The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Fourth Amendment, are and shall continue to be in full force and effect. By executing and delivering a copy hereof, each Loan Party hereby acknowledges that all Loans (including without limitation the Extended Revolving Loans) shall continue to be fully guaranteed pursuant to the Collateral Agreement in accordance with the terms and provisions thereof and shall continue to be secured in accordance with the terms and provisions of the Security Documents. The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
SECTION SIX. Costs, Expenses and Taxes. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp) in accordance with the terms of Section 9.03 of the Credit Agreement.
SECTION SEVEN. Execution in Counterparts. This Fourth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Fourth Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.
SECTION EIGHT. Governing Law. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FOURTH AMENDMENT SHALL BE CONSTRUED AND GOVERNED BY, IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature Pages Follow]

SELECT MEDICAL CORPORATION, as the Borrower
By:	/s/ Martin F. Jackson
	Name:	Martin F. Jackson
	Title:	Executive Vice President & CFO

SELECT MEDICAL HOLDINGS CORPORATION
By:	/s/ Martin F. Jackson
	Name:	Martin F. Jackson
	Title:	Executive Vice President & CFO

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE II HERETO
By:	/s/ Martin F. Jackson
	Name:	Martin F. Jackson
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Dawn L. LeeLum
	Name:	Dawn L. LeeLum
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as Issuing Bank
By:	/s/ Dawn L. LeeLum
	Name:	Dawn L. LeeLum
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as Lender
By:	/s/ Dawn L. LeeLum
	Name:	Dawn L. LeeLum
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Dawn L. LeeLum
	Name:	Dawn L. LeeLum
	Title:	Executive Director

GOLDMAN SACHS BANK USA, as Lender
By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

MERRILL LYNCH CAPITAL CORPORATION, as Lender
By:	/s/ Kaia Updike
	Name:	Kaia Updike
	Title:	Vice President

MORGAN STANLEY BANK, N.A., as Lender
By:	/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as Lender
By:	/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Vice President

WELLS FARGO BANK, N.A., successor by merger to Wachovia Bank, National Association, as Lender
By:	/s/ Kent S. Davis
	Name:	Kent S. Davis
	Title:	Managing Director

WELLS FARGO BANK, N.A., successor by merger to Wachovia Bank, National Association as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Kent S. Davis
	Name:	Kent S. Davis
	Title:	Managing Director

ROYAL BANK OF CANADA, as Lender
By:	/s/ Mustafa Topiwalla
	Name:	Mustafa Topiwalla
	Title:	Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Marie T. Boyer
	Name:	Marie T. Boyer
	Title:	Senior Vice President

MONUMENT PARK CDO LTD. By: Blackstone Debt Advisors L.P. as Collateral Manager, as Lender
By:	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

LOAN FUNDING VI LLC, for itself or as agent for Corporate Loan Funding VI LLC, as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

UNION SQUARE CDO LTD. By: Blackstone Debt Advisors L.P. as Collateral Manager, as Lender
By:	/s/ Daniel H. Smith
	Name:	Daniel H. Smith
	Title:	Authorized Signatory

CIBC INC., as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Caroline Adams
	Name:	Caroline Adams
	Title:	Agent

GENERAL ELECTRIC CAPITAL CORPORATION, as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Milan Patel
	Name:	Milan Patel
	Title:	Duly Authorized Signatory

ING CAPITAL LLC, as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Hsing Huang
	Name:	Hsing Huang
	Title:	Vice President

MADISON PARK FUNDING, as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Thomas Flannery
	Name:	Thomas Flannery
	Title:	Authorized Signatory

CSAM FUNDING IV, as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Thomas Flannery
	Name:	Thomas Flannery
	Title:	Authorized Signatory

LOAN FUNDING VII LLC
By: Highland Capital Management, L.P., as
Collateral Manager
By: Strand Advisors, Inc., Its General Partner,
as Assignor, as to Section One of Assignment
and Assumption and Amendment No. 4

By:	/s/ Jason Post
	Name:	Jason Post
	Title:	Operations Director

SOUTHFORK CLO, LTD.
By: Highland Capital Management, L.P., as
Collateral Manager
By: Strand Advisors, Inc., Its General Partner,
as Assignor, as to Section One of Assignment
and Assumption and Amendment No. 4

By:	/s/ Jason Post
	Name:	Jason Post
	Title:	Operations Director

HIGHLAND LEGECY LIMITED
By: Highland Capital Management, L.P., as
Collateral Manager
By: Strand Advisors, Inc., Its General Partner,
as Assignor, as to Section One of Assignment
and Assumption and Amendment No. 4

By:	/s/ Jason Post
	Name:	Jason Post
	Title:	Operations Director

LOAN FUNDING IV LLC
By: Highland Capital Management, L.P., as
Collateral Manager
By: Strand Advisors, Inc., Its General Partner,
as Assignor, as to Section One of Assignment
and Assumption and Amendment No. 4

By:	/s/ Jason Post
	Name:	Jason Post
	Title:	Operations Director

THE CIT GROUP / EQUIPMENT FINANCING, INC., as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Terence Sullivan
	Name:	Terence Sullivan
	Title:	Managing Director

CITIZENS BANK OF PENNSYLVANIA as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Carol Castle
	Name:	Carol Castle
	Title:	Senior Vice President

BABSON CLO LTD. 2004-I, as Lender By: Babson Capital Management LLC as Collateral Manager
By:	/s/ Arthur McMahon
	Name:	Arthur McMahon
	Title:	Director

BABSON CLO LTD. 2004-I, as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4 By: Babson Capital Management LLC as Collateral Manager
By:	/s/ Arthur McMahon
	Name:	Arthur McMahon
	Title:	Director

BABSON CLO LTD. 2005-I, as Lender By: Babson Capital Management LLC as Collateral Manager
By:	/s/ Arthur McMahon
	Name:	Arthur McMahon
	Title:	Director

BABSON CLO LTD. 2005-I, as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4 By: Babson Capital Management LLC as Collateral Manager
By:	/s/ Arthur McMahon
	Name:	Arthur McMahon
	Title:	Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as Lender By: Babson Capital Management LLC as Investment Adviser
By:	/s/ Arthur McMahon
	Name:	Arthur McMahon
	Title:	Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4 By: Babson Capital Management LLC as Investment Adviser
By:	/s/ Arthur McMahon
	Name:	Arthur McMahon
	Title:	Director

GRAYSTON CLO II 2004-1 LTD. as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Anthony Stark
By: UrsaMine Credit Advisors LLC as it’s Collateral Manager
	Name:	Anthony Stark
	Title:	Senior Vice-President

GALLATIN CLO II 2005-1 LTD, as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Anthony Stark
By: UrsaMine Credit Advisors LLC as it’s Collateral Manager
	Name:	Anthony Stark
	Title:	Senior Vice-President

GALLATIN CLO III 2007-1 LTD, as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Anthony Stark
By: UrsaMine Credit Advisors LLC as it’s Collateral Manager
	Name:	Anthony Stark
	Title:	Senior Vice-President

RAYMOND JAMES BANK, FSB as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Kathy Bennett
	Name:	Kathy Bennett
	Title:	Vice President

CENT CDO 12 LIMITED
By: Columbia Management Investment Advisers, LLC, fka RiverSource Investments, LLC as Collateral Manager, as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4

By:	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

CENT CDO 12 LIMITED By: Columbia Management Investment Advisers, LLC, fka RiverSource Investments, LLC as Collateral Manager, as Lender
By:	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

CENT CDO XI LIMITED
By: Columbia Management Investment Advisers, LLC,
fka RiverSource Investments, LLC as Collateral
Manager, as Assignor, as to Section One of Assignment
and Assumption and Amendment No. 4

By:	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

CENT CDO XI LIMITED By: Columbia Management Investment Advisers, LLC, fka RiverSource Investments, LLC as Collateral Manager, as Lender
By:	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

CENTURION CDO 9 LIMITED
By: Columbia Management Investment Advisers, LLC,
fka RiverSource Investments, LLC as Collateral
Manager, as Assignor, as to Section One of Assignment
and Assumption and Amendment No. 4

By:	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

CENT CDO 9 LIMITED By: Columbia Management Investment Advisers, LLC, fka RiverSource Investments, LLC as Collateral Manager, as Lender
By:	/s/ Robin C. Stancil
	Name:	Robin C. Stancil
	Title:	Director of Operations

INVESCO VAN KAMPEN SENIOR LOAN FUND By: Invesco Senior Secured Management, Inc. as Sub-advisor as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ John Hayes
	Name:	John Hayes
	Title:	Executive Director

INVESCO VAN KAMPEN SENIOR INCOME TRUST By: Invesco Senior Secured Management, Inc. as Sub-advisor as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ John Hayes
	Name:	John Hayes
	Title:	Executive Director

INVESCO PRIME INCOME TRUST By: Invesco Senior Secured Management, Inc. as Sub-advisor as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ John Hayes
	Name:	John Hayes
	Title:	Executive Director

CASPIAN SELECT CREDIT MASTER FUND LTD., as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Richard D. Holahan Jr.
	Name:	Richard D. Holahan Jr.
	Title:	Authorized Signatory

GRAYSON & CO By: Boston Management and Research as Investment Advisor, as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Illegible
	Name:	Illegible
	Title:	Vice President

EATON VANCE MEDALLION FLOATING-RATE INCOME PORTFOLIO By: Eaton Vance Management As Investment Advisor, as Assignor, as to Section One of Assignment and Assumption and Amendment No. 4
By:	/s/ Illegible
	Name:	Illegible
	Title:	Vice President

Schedule I to
Amendment No. 4

	Amount of
	Revolving			Amount of
	Commitments			Commitments
	Immediately	Amount of	Amount of	Immediately
	Prior to	Revolving	Revolving	After
	Assignment	Commitments	Commitments	Assignment
Institution	Effectiveness	Assigned	Assumed	Effectiveness
JPMorgan Chase Bank, N.A.	$35,666,666.67	$0.00	$13,437,608.83	$49,104,275.50
Goldman Sachs Bank USA	$0.00	$0.00	$49,104,275.50	$49,104,275.50
Merrill Lynch Capital Corporation	$32,666,666.67	$0.00	$16,437,608.83	$49,104,275.50
Morgan Stanley Bank, N.A.	$0.00	$0.00	$39,104,275.50	$39,104,275.50
Morgan Stanley Senior Funding, Inc.	$0.00	$0.00	$10,000,000.00	$10,000,000.00
Wells Fargo Bank, N.A.	$47,666,666.67	$7,666,666.67	$0.00	$40,000,000.00
Royal Bank of Canada	$0.00	$0.00	$40,000,000.00	$40,000,000.00
PNC Bank, National Association	$15,000,000.00	$0.00	$5,000,000.00	$20,000,000.00
Blackstone Debt Advisors L.P.	$5,000,000.00	$1,417,102.00	$0.00	$3,582,898.00
CIBC Inc.	$20,000,000.00	$20,000,000.00	$0.00	$0.00
General Electric Capital Corporation	$20,000,000.00	$20,000,000.00	$0.00	$0.00
ING Capital LLC	$20,000,000.00	$20,000,000.00	$0.00	$0.00
Highland Capital Management, L.P.	$16,000,000.00	$16,000,000.00	$0.00	$0.00
The CIT Group/ Equipment Financing, Inc.	$15,000,000.00	$15,000,000.00	$0.00	$0.00
Citizens Bank of Pennsylvania	$15,000,000.00	$15,000,000.00	$0.00	$0.00
CSAM Funding IV	$5,000,000.00	$5,000,000.00	$0.00	$0.00
Madison Park Funding	$10,000,000.00	$10,000,000.00	$0.00	$0.00
Babson Capital Management LLC	$10,000,000.00	$10,000,000.00	$0.00	$0.00
UrsaMine Credit Advisors LLC	$7,500,000.00	$7,500,000.00	$0.00	$0.00
Raymond James Bank, FSB	$6,500,000.00	$6,500,000.00	$0.00	$0.00
Columbia Management Investment Advisers, LLC	$5,000,000.00	$5,000,000.00	$0.00	$0.00
Invesco Senior Secured Management, Inc.	$5,000,000.00	$5,000,000.00	$0.00	$0.00
Invesco Senior Secured Management, Inc.	$4,000,000.00	$4,000,000.00	$0.00	$0.00
Caspian Select Credit Master Fund Ltd.	$3,000,000.00	$3,000,000.00	$0.00	$0.00
Boston Management & Research	$1,000,000.00	$1,000,000.00	$0.00	$0.00
Eaton Vance Management	$1,000,000.00	$1,000,000.00	$0.00	$0.00

Total:				$300,000,000.00

Schedule I-1

Schedule II to
Amendment No. 4
SUBSIDIARY LOAN PARTIES
1.	Advantage Rehabilitation Clinics, Inc.

2.	American Transitional Hospitals, Inc.

3.	Argosy Health, LLC

4.	Athens Sports Medicine Clinic, Inc.

5.	Atlantic Rehabilitation Services, Inc.

6.	Baseline Rehabilitation, Inc.

7.	Buendel Physical Therapy, Inc.

8.	Cedar Cliff Acquisition Corporation

9.	C.E.R. — West, Inc.

10.	C.O.A.S.T. Institute Physical Therapy, Inc.

11.	CCISUB, Inc.

12.	Cenla Physical Therapy & Rehabilitation Agency, Inc.

13.	Center for Evaluation & Rehabilitation, Inc.

14.	CenterTherapy, Inc.

15.	Community Rehab Centers of Massachusetts, Inc.

16.	Crowley Physical Therapy Clinic, Inc.

17.	Dade Prosthetics & Orthotics, Inc.

18.	Douglas Avery & Associates, Ltd.

19.	Eagle Rehab Corporation [Delaware entity]

20.	Eagle Rehab Corporation [Washington entity]

21.	Elk County Physical Therapy, Inc.

22.	Fine, Bryant & Wah, Inc.

23.	Gallery Physical Therapy Center, Inc.

24.	Georgia Physical Therapy of West Georgia, Inc.

25.	Georgia Physical Therapy, Inc.

26.	GP Therapy, L.L.C.

27.	Greater Sacramento Physical Therapy Associates, Inc.
Schedule II-1

28.	Gulf Breeze Physical Therapy, Inc.

29.	Hand Therapy and Rehabilitation Associates, Inc.

30.	Hand Therapy Associates, Inc.

31.	Hawley Physical Therapy, Inc.

32.	Hospital Holdings Corporation

33.	Hudson Physical Therapy Services, Inc.

34.	Indianapolis Physical Therapy and Sports Medicine, Inc.

35.	Intensiva Healthcare Corporation

36.	Intensiva Hospital of Greater St. Louis, Inc.

37.	Johnson Physical Therapy, Inc.

38.	Joyner Sportsmedicine Institute, Inc.

39.	Kentucky Rehabilitation Services, Inc.

40.	Kessler Assisted Living Corporation

41.	Kessler Institute for Rehabilitation, Inc.

42.	Kessler Occupational Medicine Centers, Inc.

43.	Kessler Orthotic & Prosthetic Services, Inc.

44.	Kessler Physical Therapy & Rehabilitation, Inc.

45.	Kessler Professional Services, LLC

46.	Kessler Rehab Centers, Inc.

47.	Kessler Rehabilitation Corporation

48.	Kessler Rehabilitation of Maryland, Inc.

49.	Kessler Rehabilitation Services, Inc.

50.	Madison Rehabilitation Center, Inc.

51.	MCA Sports of Amarillo, Inc.

52.	Metro Rehabilitation Services, Inc.

53.	Metro Therapy, Inc.

54.	Michigan Therapy Centre, Inc.

55.	New England Rehabilitation Center of Southern New Hampshire, Inc.

56.	Northside Physical Therapy, Inc.

57.	NovaCare Occupational Health Services, Inc.

58.	NovaCare Outpatient Rehabilitation East, Inc.

59.	NovaCare Outpatient Rehabilitation, Inc.
Schedule II-2

60.	NovaCare Rehabilitation, Inc.

61.	NovaCare Rehabilitation of Ohio, Inc.

62.	Pacific Rehabilitation & Sports Medicine, Inc.

63.	Peter Trailov R.P.T. Physical Therapy Clinic, Orthopaedic Rehabilitation & Sports Medicine, Ltd.

64.	Physical Therapy Associates, Inc.

65.	Physical Therapy Institute, Inc.

66.	PR Acquisition Corporation

67.	Pro Active Therapy of Ahoskie, Inc.

68.	Pro Active Therapy of Greenville, Inc.

69.	Pro Active Therapy of North Carolina, Inc.

70.	Pro Active Therapy of Rocky Mount, Inc.

71.	Pro Active Therapy of South Carolina, Inc.

72.	Pro Active Therapy of Virginia, Inc.

73.	Pro Active Therapy, Inc.

74.	Professional Sports Care Management, Inc.

75.	Professional Therapeutic Services, Inc.

76.	Professional Therapy Systems, Inc.

77.	PTSMA, Inc.

78.	Quad City Management, Inc.

79.	RCI (Colorado), Inc.

80.	RCI (Exertec), Inc.

81.	RCI (Michigan), Inc.

82.	RCI (S.P.O.R.T.), Inc.

83.	RCI (WRS), Inc.

84.	Rebound Oklahoma, Inc.

85.	Redwood Pacific Therapies, Inc.

86.	Rehab Provider Network — East I, Inc.

87.	Rehab Provider Network — East II, Inc.

88.	Rehab Provider Network — Indiana, Inc.

89.	Rehab Provider Network-Michigan, Inc.

90.	Rehab Provider Network — New Jersey, Inc.

91.	Rehab Provider Network-Ohio, Inc.
Schedule II-3

92.	Rehab Provider Network — Pennsylvania, Inc.

93.	Rehab Provider Network of Colorado, Inc.

94.	Rehab Provider Network of Florida, Inc.

95.	Rehab Provider Network of New Mexico, Inc.

96.	Rehab Provider Network of North Carolina, Inc.

97.	Rehab Provider Network of South Carolina, Inc.

98.	Rehab Provider Network of Texas, Inc.

99.	Rehab Provider Network of Virginia, Inc.

100.	RehabClinics, Inc.

101.	RehabClinics (GALAXY), Inc.

102.	RehabClinics (PTA), Inc.

103.	RehabClinics (SPT), Inc.

104.	RehabClinics Abilene, Inc.

105.	RehabClinics Dallas, Inc.

106.	RPN of NC, Inc.

107.	Rehabilitation Center of Washington, D.C., Inc.

108.	Rehabilitation Hospital of Vancouver, LLC

109.	Rehabilitation Institute of Denton, LLC

110.	Rehabilitation Institute of North Texas, LLC

111.	Select Air II, Inc.

112.	Select Employment Services, Inc.

113.	Select Hospital Investors, Inc.

114.	SelectMark, Inc.

115.	Select Medical of Kentucky, Inc.

116.	Select Medical of Maryland, Inc.

117.	Select Medical of New York, Inc.

118.	Select Medical Property Ventures, LLC

119.	Select Medical Rehabilitation Clinics, Inc.

120.	Select Medical Rehabilitation Services, Inc.

121.	Select NovaCare — KOP, Inc.

122.	Select NovaCare — PIT, Inc.

123.	Select NovaCare — PBG, Inc.

124.	Select Physical Therapy Holdings, Inc.
Schedule II-4

125.	Select Physical Therapy Limited Partnership for Better Living

126.	Select Physical Therapy Network Services, Inc.

127.	Select Physical Therapy of Albuquerque, Ltd.

128.	Select Physical Therapy of Birmingham, Ltd.

129.	Select Physical Therapy of Blue Springs Limited Partnership

130.	Select Physical Therapy of Cave Springs Limited Partnership

131.	Select Physical Therapy of Chicago, Inc.

132.	Select Physical Therapy of Colorado Springs Limited Partnership

133.	Select Physical Therapy of Denver, Ltd.

134.	Select Physical Therapy of Green Bay Limited Partnership

135.	Select Physical Therapy of Illinois Limited Partnership

136.	Select Physical Therapy of Kendall, Ltd.

137.	Select Physical Therapy of Knoxville Limited Partnership

138.	Select Physical Therapy of Loraine Limited Partnership

139.	Select Physical Therapy of Louisville, Ltd.

140.	Select Physical Therapy of Michigan, Inc.

141.	Select Physical Therapy of Ohio Limited Partnership

142.	Select Physical Therapy of Portola Valley Limited Partnership

143.	Select Physical Therapy of Scottsdale Limited Partnership

144.	Select Physical Therapy of St. Louis Limited Partnership

145.	Select Physical Therapy of West Denver Limited Partnership

146.	Select Physical Therapy Orthopedic Services, Inc.

147.	Select Physical Therapy Texas Limited Partnership

148.	Select Provider Networks, Inc.

149.	Select Rehabilitation Hospital — Hershey, Inc.

150.	Select Software Ventures, LLC

151.	Select Specialty Hospital — Ann Arbor, Inc.

152.	Select Specialty Hospital — Arizona, Inc.

153.	Select Specialty Hospital — Augusta, Inc.

154.	Select Specialty Hospital — Baton Rouge, Inc.

155.	Select Specialty Hospital — Battle Creek, Inc.

156.	Select Specialty Hospital — Beech Grove, Inc.

157.	Select Specialty Hospital — Bloomington, Inc.
Schedule II-5

158.	Select Specialty Hospital — Brevard, Inc.

159.	Select Specialty Hospital — Broward, Inc.

160.	Select Specialty Hospital — Central Detroit, Inc.

161.	Select Specialty Hospital — Charleston, Inc.

162.	Select Specialty Hospital — Cincinnati, Inc.

163.	Select Specialty Hospital — Colorado Springs, Inc.

164.	Select Specialty Hospital — Columbia, Inc.

165.	Select Specialty Hospital — Columbus, Inc.

166.	Select Specialty Hospital — Columbus/East, Inc.

167.	Select Specialty Hospital — Columbus/University, Inc.

168.	Select Specialty Hospital — Conroe, Inc.

169.	Select Specialty Hospital — Dallas, Inc.

170.	Select Specialty Hospital — Danville, Inc.

171.	Select Specialty Hospital — Denver, Inc.

172.	Select Specialty Hospital — Des Moines, Inc.

173.	Select Specialty Hospital — Durham, Inc.

174.	Select Specialty Hospital — Eastern Iowa, Inc.

175.	Select Specialty Hospital — Erie, Inc.

176.	Select Specialty Hospital — Evansville, Inc.

177.	Select Specialty Hospital — Flint, Inc.

178.	Select Specialty Hospital — Fort Smith, Inc.

179.	Select Specialty Hospital — Fort Wayne, Inc.

180.	Select Specialty Hospital — Gainesville, Inc.

181.	Select Specialty Hospital — Greensboro, Inc.

182.	Select Specialty Hospital — Grosse Pointe, Inc.

183.	Select Specialty Hospital — Huntsville, Inc.

184.	Select Specialty Hospital — Indianapolis, Inc.

185.	Select Specialty Hospital — Jackson, Inc.

186.	Select Specialty Hospital — Jefferson County, Inc.

187.	Select Specialty Hospital — Johnstown, Inc.

188.	Select Specialty Hospital — Kalamazoo, Inc.

189.	Select Specialty Hospital — Kansas City, Inc.

190.	Select Specialty Hospital — Knoxville, Inc.
Schedule II-6

191.	Select Specialty Hospital — Lake, Inc.

192.	Select Specialty Hospital — Lancaster, Inc.

193.	Select Specialty Hospital — Lansing, Inc.

194.	Select Specialty Hospital — Laurel Highlands, Inc.

195.	Select Specialty Hospital — Leon, Inc.

196.	Select Specialty Hospital — Lexington, Inc.

197.	Select Specialty Hospital — Little Rock, Inc.

198.	Select Specialty Hospital — Little Rock/BMC, Inc.

199.	Select Specialty Hospital — Longview, Inc.

200.	Select Specialty Hospital — Louisville, Inc.

201.	Select Specialty Hospital — Macomb County, Inc.

202.	Select Specialty Hospital — Madison, Inc.

203.	Select Specialty Hospital — McKeesport, Inc.

204.	Select Specialty Hospital — Memphis, Inc.

205.	Select Specialty Hospital — Midland, Inc.

206.	Select Specialty Hospital — Milwaukee, Inc.

207.	Select Specialty Hospital — Nashville, Inc.

208.	Select Specialty Hospital — Newark, Inc.

209.	Select Specialty Hospital — North Atlanta, Inc.

210.	Select Specialty Hospital — North Knoxville, Inc.

211.	Select Specialty Hospital — Northeast New Jersey, Inc.

212.	Select Specialty Hospital — Northeast Ohio, Inc.

213.	Select Specialty Hospital — Northwest Detroit, Inc.

214.	Select Specialty Hospital — Northwest Indiana, Inc.

215.	Select Specialty Hospital — Oklahoma City, Inc.

216.	Select Specialty Hospital — Oklahoma City/East Campus, Inc.

217.	Select Specialty Hospital — Omaha, Inc.

218.	Select Specialty Hospital — Orlando, Inc.

219.	Select Specialty Hospital — Palm Beach, Inc.

220.	Select Specialty Hospital — Panama City, Inc.

221.	Select Specialty Hospital — Paramus, Inc.

222.	Select Specialty Hospital — Pensacola, Inc.

223.	Select Specialty Hospital — Phoenix, Inc.
Schedule II-7

224.	Select Specialty Hospital — Pine Bluff, Inc.

225.	Select Specialty Hospital — Pittsburgh, Inc.

226.	Select Specialty Hospital — Pittsburgh/UPMC, Inc.

227.	Select Specialty Hospital — Plainfield, Inc.

228.	Select Specialty Hospital — Pontiac, Inc.

229.	Select Specialty Hospital — Quad Cities, Inc.

230.	Select Specialty Hospital — Reno, Inc.

231.	Select Specialty Hospital — Riverview, Inc.

232.	Select Specialty Hospital — St. Lucie, Inc.

233.	Select Specialty Hospital — Saginaw, Inc.

234.	Select Specialty Hospital — San Antonio, Inc.

235.	Select Specialty Hospital — Sarasota, Inc.

236.	Select Specialty Hospital — Savannah, Inc.

237.	Select Specialty Hospital — Sioux Falls, Inc.

238.	Select Specialty Hospital-South Dallas, Inc.

239.	Select Specialty Hospital — Springfield, Inc.

240.	Select Specialty Hospital — Tallahassee, Inc.

241.	Select Specialty Hospital — Topeka, Inc.

242.	Select Specialty Hospital — TriCities, Inc.

243.	Select Specialty Hospital — Tulsa, Inc.

244.	Select Specialty Hospital — Tupelo, Inc.

245.	Select Specialty Hospital — Western Michigan, Inc.

246.	Select Specialty Hospital — Western Missouri, Inc.

247.	Select Specialty Hospital — Wichita, Inc.

248.	Select Specialty Hospital — Wilmington, Inc.

249.	Select Specialty Hospital — Winston — Salem, Inc.

250.	Select Specialty Hospital — Youngstown, Inc.

251.	Select Specialty Hospital — Zanesville, Inc.

252.	Select Specialty Hospitals, Inc.

253.	Select Subsidiaries, Inc.

254.	Select Synergos, Inc.

255.	Select Transport, Inc.

256.	Select Unit Management, Inc.
Schedule II-8

257.	SemperCare Hospital of Fort Myers, Inc.

258.	SemperCare Hospital of Hartford, Inc.

259.	SemperCare Hospital of Lakeland, Inc.

260.	SemperCare Hospital of Lakewood, Inc.

261.	SemperCare Hospital of Mobile, Inc.

262.	SemperCare Hospital of Pensacola, Inc.

263.	SemperCare Hospital of Sarasota, Inc.

264.	SemperCare Hospital of Volusia, Inc.

265.	SemperCare Hospital of Washington, Inc.

266.	SemperCare, Inc.

267.	SLMC Finance Corporation

268.	Southwest Physical Therapy, Inc.

269.	Sports & Orthopedic Rehabilitation Services, Inc.

270.	S.T.A.R.T., Inc.

271.	Stephenson-Holtz, Inc.

272.	Theraworks, Inc.

273.	The Rehab Group, Inc.

274.	The Rehab Group — Murfreesboro, LLC

275.	Vanguard Rehabilitation, Inc.

276.	Victoria Healthcare, Inc.

277.	Waltham Physical Therapy Associates, Inc.

278.	Wayzata Physical Therapy Center, Inc.

279.	West Side Physical Therapy, Inc.

280.	West Suburban Health Partners, Inc.
Schedule II-9

EXHIBIT A
Schedule 2.01

Loans/Commitments	Aggregate Amount
Tranche B Term Loans	$191,753,428.04
Tranche B-1 Term Loans	$291,313,881.96
Revolving Commitments	$0
Extended Revolving Commitments	$300,000,000.00
Exhibit A-1

Annex I to
Amendment No. 4
Standard Terms and Conditions for Assignment and Assumption.
(a) Representations and Warranties.
(1) Assignors. Each Assignor, severally and not jointly, (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver Amendment No. 4 to the Credit Agreement (for purposes of the Assignment only) and to consummate the transactions contemplated thereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
(2) Assignees. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver Amendment No. 4 to the Credit Agreement and to consummate the transactions contemplated thereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the relevant Assigned Interest and become a Lender, (iii) from and after the Amendment No. 4 Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase such Assigned Interest, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to Amendment No. 4 to the Credit Agreement is any documentation required to be delivered by it pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by such Assignee, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
Annex I-1

(3) Payments. From and after the Amendment No. 4 Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor for amounts which have accrued to but excluding the Amendment No. 4 Effective Date and to the relevant Assignee for amounts which have accrued from and after the Amendment No. 4 Effective Date; provided that any consent fees in respect of Amendment No. 4-A shall be paid to any relevant Assignor that delivered a signature page to Amendment No. 4-A on or prior to the Consent Deadline (as defined in Amendment No. 4-A).
(4) General. The assignments pursuant to Section One of Amendment No. 4 to the Credit Agreement shall be binding upon and inure to the benefit of the applicable parties hereto and their respective successors and assigns.
Annex I-2